Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Nuance Announces Fourth Quarter and Fiscal Year 2020 Results

•	Delivered Revenue and EPS at high end of guidance range

•	Continued strength in Dragon Medical One and emerging cloud-based Healthcare offerings

•	Announced divestiture of medical transcription and EHR Go-Live services

•	Provided FY'21 guidance and updating mid-term guidance

BURLINGTON, Mass., November 18, 2020 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fourth quarter and fiscal year ended September 30, 2020:

•	GAAP revenue of $352.9 million and GAAP earnings per diluted share of $(0.08).

•	Non-GAAP revenue of $352.9 million and non-GAAP earnings per diluted share of $0.18.

“We are very pleased with the strong end to our fiscal year, as we delivered revenue and EPS at the high end of our guidance range,” said Mark Benjamin, Chief Executive Officer at Nuance. “We continued to execute on our strategic initiatives, accelerating our cloud transition in Healthcare and focusing on our AI-first approach in Enterprise. In Healthcare, we drove solid growth in our cloud offerings, ending the year at $386 million in cloud-based ARR, up 29% for the full year. In particular, we benefited from strong performance in Dragon Medical Cloud, which grew 38% compared to 2019, as well as growth in our PowerScribe One and CDE One offerings, as we continue to transition our customer base to the cloud. Enterprise revenue increased 4% compared to 2019, marking our fifth consecutive year of organic growth. This growth was driven by strength in our Intelligent Engagement offerings."

Mr. Benjamin concluded, "In a separate release today, as part of our ongoing effort to align our portfolio with key strategic growth areas, we announced the planned sale of our medical transcription and electronic health record (EHR) Go-Live services to Assured Healthcare Partners and Aeries Technology Group. With this sale, we will reach an important milestone in our journey towards a more focused strategy of advancing our Conversational AI, natural language understanding and ambient clinical intelligence solutions. This crucial step in our portfolio rationalization efforts places Nuance in a strong position to achieve levels of organic growth not seen in many years, and I look forward to continuing on this path in the quarters to come."

Q4 2020 Performance Summary
Q4 2020 results for continuing operations include:

•	Revenue of $352.9 million, compared to $387.6 million in the same period last year.

•	Non-GAAP revenue of $352.9 million, compared to $387.8 million in the same period last year.

•	GAAP operating income of $12.9 million, compared to $30.8 million in the same period last year.

•	Non-GAAP operating income of $76.3 million, compared to $94.1 million in the same period last year.

•	GAAP operating margin of 3.7%, compared to 7.9% in the same period last year.

•	Non-GAAP operating margin of 21.6%, compared to 24.3% in the same period last year.

•	GAAP net loss of $22.8 million, compared to a net income of $3.0 million in the same period last year.

•	Non-GAAP net income of $54.2 million, compared to $65.9 million in the same period last year.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

•	GAAP EPS of $(0.08), compared to $0.01 in the same period last year.

•	Non-GAAP EPS of $0.18, compared to $0.23 in the same period last year.

•	Operating cash flows from continuing operations was $80.9 million, compared to $79.3 million in the same period last year.

Capital Allocation
We remain committed to our balanced capital allocation approach. While we did not engage in any share buyback or debt retirement activity during the fourth quarter, during the fiscal year we repurchased $169 million of common stock and retired $470 million of debt principal value, all of which took place in the first half of the year. We remain confident in the strength of our balance sheet and our solid liquidity position, ending the quarter with a cash and marketable securities balance of $372 million, slightly above our target minimum cash balance range.
For a
For a complete discussion of Nuance’s results and business outlook, including our updated guidance, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/. We will also be providing an update to our mid-term outlook on our earnings call today (details below).

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the Company’s use of non-GAAP financial measures.
complete discussion of Nuance’s results and business outlook, including a reconciliation of this guidance on
Conference Call and Prepared Remarks
Nuance will host a conference call today at 5:00 p.m. ET. To participate, please access the live webcast here, or by dialing 1-888-317-6003 (US and Canada) or 1-412-317-6061 (international) and referencing code 5887867.
Nuance will provide a copy of Prepared Remarks in combination with its press release. These remarks are offered to provide shareholders and analysts additional detail for analyzing the results. The remarks are available at http://investors.nuance.com/ and will not be read on the call.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a technology pioneer with market leadership in conversational AI and ambient intelligence. A full-service partner trusted by 90 percent of U.S. hospitals and 85 percent of the Fortune 100 across the globe, we create intuitive solutions that amplify people’s ability to help others.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: the impact of the COVID-19 pandemic, the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We believe that providing non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors not only to better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended September 30, 2020 and 2019, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include litigation contingency reserves, costs related to the transition agreement of our former CEO, asset impairment charges, expenses associated with the malware incident that occurred in the third quarter of fiscal year 2017 (the "2017 Malware Incident") and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, that would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Operating Income
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Contact Information
For Investors
Michael Maguire
Nuance Communications, Inc.
Tel: 781-565-4855
Email: michael.maguire@nuance.com

For Press
Nancy Scott
Nuance Communications, Inc.
Tel: 781-565-4130
Email: nancy.scott@nuance.com

Financial Tables Follow

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Hosting and professional services	$234,749	$235,539	$926,044	$913,643
Product and licensing	52,626	86,394	296,127	338,693
Maintenance and support	65,556	65,642	256,728	268,935
Total revenues	352,931	387,575	1,478,899	1,521,271
Cost of revenues:
Hosting and professional services	129,362	142,160	518,145	551,419
Product and licensing	7,829	10,809	61,995	71,280
Maintenance and support	7,952	8,556	30,989	33,369
Amortization of intangible assets	8,132	6,810	27,810	27,416
Total cost of revenues	153,275	168,335	638,939	683,484
Gross profit	199,656	219,240	839,960	837,787
Operating expenses:
Research and development	56,535	52,935	226,234	192,633
Sales and marketing	71,477	73,647	273,324	274,031
General and administrative	41,998	43,481	156,353	172,638
Amortization of intangible assets	14,682	13,176	50,897	54,206
Acquisition-related costs, net	(721)	2,525	2,884	7,965
Restructuring and other charges, net	2,748	2,701	17,680	29,147
Total operating expenses	186,719	188,465	727,372	730,620
Income from operations	12,937	30,775	112,588	107,167
Other expenses, net	(22,646)	(27,794)	(102,558)	(107,260)
(Loss) income before income taxes	(9,709)	2,981	10,030	(93)
Provision (benefit) for income taxes	13,042	(24)	(18,752)	12,105
Net (loss) income from continuing operations	(22,751)	3,005	28,782	(12,198)
Net (loss) income from discontinued operations	(1,194)	105,124	(7,386)	226,008
Net (loss) income	$(23,945)	$108,129	$21,396	$213,810

Net (loss) income per common share - basic:
Continuing operations	$(0.08)	$0.01	$0.10	$(0.04)
Discontinued operations	—	0.37	(0.02)	0.79
Total net (loss) income per basic common share	$(0.08)	$0.38	$0.08	$0.75

Net (loss) income per common share - diluted:
Continuing operations	$(0.08)	$0.01	$0.10	$(0.04)
Discontinued operations	—	0.36	(0.03)	0.79
Total net (loss) income per diluted common share	$(0.08)	$0.37	$0.07	$0.75

Weighted average common shares outstanding:
Basic	282,556	285,754	282,644	286,347
Diluted	282,556	291,598	291,994	286,347

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2020	September 30, 2019
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$301,233	$560,961
Marketable securities	71,114	186,555
Accounts receivable, net	200,576	240,673
Prepaid expenses and other current assets	163,062	175,166
Current assets of discontinued operations	—	91,858
Total current assets	735,985	1,255,213

Marketable securities	—	17,287
Land, building and equipment, net	143,428	121,203
Goodwill	2,133,712	2,127,896
Intangible assets, net	213,484	291,371
Right-of-use assets	110,276	—
Other assets	256,447	316,215
Long-term assets of discontinued operations	—	1,236,608
Total assets	$3,593,332	$5,365,793

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$432,209	$1,142,870
Contingent and deferred acquisition payments	4,224	17,470
Accounts payable	75,122	90,826
Accrued expenses and other current liabilities	213,264	249,570
Deferred revenue	261,323	214,223
Current liabilities of discontinued operations	—	130,117
Total current liabilities	986,142	1,845,076

Long-term debt	1,104,464	793,536
Deferred revenue, net of current portion	104,309	133,783
Deferred tax liability	70,116	54,216
Operating lease liabilities	107,621	—
Other liabilities	76,747	79,378
Long-term liabilities of discontinued operations	—	286,654
Total liabilities	2,449,399	3,192,643

Stockholders' equity	1,143,933	2,173,150
Total liabilities and stockholders' equity	$3,593,332	$5,365,793

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net (loss) income from continuing operations	$(22,751)	$3,005	$28,782	$(12,198)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	9,782	10,300	37,772	47,417
Amortization	22,814	19,986	78,707	81,622
Stock-based compensation	35,264	34,779	133,294	119,255
Non-cash interest expense	12,171	12,477	49,440	49,488
Deferred tax provision (benefit)	15,689	(7,311)	(39,937)	(12,437)
Loss on extinguishment of debt	—	—	18,656	910
Other	(169)	5,113	2,736	4,462
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	15,811	(8,952)	42,075	3,366
Prepaid expenses and other assets	(12,289)	(6,303)	(7,259)	(21,063)
Accounts payable	7,695	3,853	(8,173)	12,122
Accrued expenses and other liabilities	686	24,568	(84,076)	27,415
Deferred revenue	(3,852)	(12,221)	15,854	4,227
Net cash provided by operating activities - continuing operations	80,851	79,294	267,871	304,586
Net cash provided by (used in) operating activities - discontinued operations	—	24,869	(13,307)	96,771
Net cash provided by operating activities	80,851	104,163	254,564	401,357
Cash flows from investing activities:
Capital expenditures	(15,747)	(11,942)	(61,297)	(44,185)
Proceeds from disposition of a business, net of transaction fees	150	—	150	407,043
Purchases of marketable securities and other investments	(22,029)	(92,793)	(180,005)	(349,125)
Proceeds from sales and maturities of marketable securities and other investments	23,150	40,257	313,734	303,171
Payments for business and asset acquisitions, net of cash acquired	(1,000)	(17,771)	(1,000)	(20,873)
Other	(227)	—	1,147	—
Net cash (used in) provided by investing activities	(15,703)	(82,249)	72,729	296,031
Cash flows from financing activities:
Repurchase and redemption of debt	—	—	(513,642)	(300,000)
Net distribution from Cerence upon the spin-off	—	—	139,090	—
Payments for repurchase of common stock	—	(6,003)	(169,217)	(126,938)
Proceeds from issuance of common stock from employee stock plans	7,636	7,954	14,840	16,597
Proceeds from the revolving credit facility	—	—	230,000	—
Repayment of the revolving credit facility	—	—	(230,000)	—
Payments for taxes related to net share settlement of equity awards	(14,088)	(6,866)	(54,056)	(49,428)
Proceeds from sale of noncontrolling interests in a subsidiary	—	9,863	—	9,863
Other financing activities	(381)	(689)	(3,222)	(2,131)
Net cash (used in) provided by financing activities	(6,833)	4,259	(586,207)	(452,037)
Effects of exchange rate changes on cash and cash equivalents	2,363	(1,589)	(814)	(353)
Net increase (decrease) in cash and cash equivalents	60,678	24,584	(259,728)	244,998
Cash and cash equivalents at beginning of period	240,555	536,377	560,961	315,963
Cash and cash equivalents at end of period	$301,233	$560,961	$301,233	$560,961

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019

GAAP revenues	$352,931	$387,575	$1,478,899	$1,521,271
Acquisition-related revenue adjustments: hosting and professional services	—	134	301	531
Acquisition-related revenue adjustments: product and licensing	—	2	—	660
Acquisition-related revenue adjustments: maintenance and support	—	83	—	345
Non-GAAP revenues	$352,931	$387,794	$1,479,200	$1,522,807

GAAP cost of revenues	$153,275	$168,335	$638,939	$683,484
Cost of revenues from amortization of intangible assets	(8,132)	(6,810)	(27,810)	(27,416)
Cost of revenues adjustments: hosting and professional services (1)	(6,637)	(8,001)	(24,887)	(26,647)
Cost of revenues adjustments: product and licensing (1)	(127)	(262)	(510)	(855)
Cost of revenues adjustments: maintenance and support (1)	(457)	(584)	(1,663)	(1,314)
Cost of revenues adjustments: other	—	96	(1)	(378)
Non-GAAP cost of revenues	$137,922	$152,774	$584,068	$626,874

GAAP gross profit	$199,656	$219,240	$839,960	$837,787
Gross profit adjustments	15,353	15,780	55,172	58,146
Non-GAAP gross profit	$215,009	$235,020	$895,132	$895,933

GAAP income from operations	$12,937	$30,775	$112,588	$107,167
Gross profit adjustments	15,353	15,780	55,172	58,146
Research and development (1)	8,796	6,940	34,902	22,508
Sales and marketing (1)	9,018	8,751	32,040	30,394
General and administrative (1)	10,229	10,241	39,292	37,537
Acquisition-related costs, net	(721)	2,525	2,884	7,965
Amortization of intangible assets	14,682	13,176	50,897	54,206
Restructuring and other charges, net	2,748	2,701	17,680	29,147
Other	3,291	3,243	3,939	15,883
Non-GAAP income from operations	$76,333	$94,132	$349,394	$362,953

GAAP (loss) income before income taxes	$(9,709)	$2,981	$10,030	$(93)
Gross profit adjustments	15,353	15,780	55,172	58,146
Research and development (1)	8,796	6,940	34,902	22,508
Sales and marketing (1)	9,018	8,751	32,040	30,394
General and administrative (1)	10,229	10,241	39,292	37,537
Acquisition-related costs, net	(721)	2,525	2,884	7,965
Amortization of intangible assets	14,682	13,176	50,897	54,206
Restructuring and other charges, net	2,748	2,701	17,680	29,147
Non-cash interest expense	12,171	12,477	49,440	49,488
Loss on extinguishment of debt	—	—	18,656	910
Other	3,186	7,860	1,949	19,156
Non-GAAP income before income taxes	$65,753	$83,432	$312,942	$309,364

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019

GAAP provision (benefit) for income taxes	$13,042	$(24)	$(18,752)	$12,105
Income tax effect of non-GAAP adjustments	13,262	190,352	58,752	263,334
Removal of valuation allowance and other items	(9,865)	(193,925)	26,851	(220,532)
Removal of discrete items	(4,844)	21,091	2,718	22,002
Non-GAAP provision for income taxes	$11,595	$17,494	$69,569	$76,909

GAAP net (loss) income from continuing operations	$(22,751)	$3,005	$28,782	$(12,198)
Acquisition-related adjustment - revenues (2)	—	219	301	1,536
Acquisition-related costs, net	(721)	2,525	2,884	7,965
Cost of revenue from amortization of intangible assets	8,132	6,810	27,810	27,416
Amortization of intangible assets	14,682	13,176	50,897	54,206
Restructuring and other charges, net	2,748	2,701	17,680	29,147
Stock-based compensation (1)	35,264	34,779	133,294	119,255
Non-cash interest expense	12,171	12,477	49,440	49,488
Loss on extinguishment of debt	—	—	18,656	910
Adjustment to income tax expense	1,447	(17,518)	(88,321)	(64,804)
Other	3,186	7,764	1,950	19,534
Non-GAAP net income	$54,158	$65,938	$243,373	$232,455

Non-GAAP diluted net income per share	$0.18	$0.23	$0.83	$0.80

Diluted weighted average common shares outstanding	303,689	291,598	291,994	290,125

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2020 Fourth Quarter and Fiscal Year Results
Press release
November 18, 2020

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019
(1) Stock-based compensation
Cost of hosting and professional services	$6,637	$8,001	$24,887	$26,647
Cost of product and licensing	127	262	510	855
Cost of maintenance and support	457	584	1,663	1,314
Research and development	8,796	6,940	34,902	22,508
Sales and marketing	9,018	8,751	32,040	30,394
General and administrative	10,229	10,241	39,292	37,537
Total	$35,264	$34,779	$133,294	$119,255

(2) Acquisition-related revenue
Acquisition-related revenue adjustments	$—	$219	$301	$1,536
Total	$—	$219	$301	$1,536

© 2020 Nuance Communications, Inc. All rights reserved